EXHIBIT 16





Stan J.H. Lee, CPA, CMA                                   Tel: 760-612-1269
7894 Dagget Street, Suite 202                             Fax: 815-846-7550
San Diego, CA 92111                               Email: sierra5533@aol.com



March 29, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir and/or Madam:

I have read the statements about our firm included under Item 4 in the Form 8-K dated March 26, 2004 of Weston Technologies Corp. filed with the Securities and Exchange Commission and am in agreement with the statements contain therein.


Very truly yours,

/s/ Stan J.H. Lee
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Stan J.H. Lee, CPA